PR PRELIM ELIMINAR INARY Y WOR WORKING KING DRAF DRAFT T – – SUBJECT SUBJECT TO TO FUR FURTHE THER REV R REVIEW IEW AND AND MOD MODIFICAT IFICATION ION Exhibit (c)(3)(D) PROJECT APPLE DISCUSSION MATERIALS July 14, 2023

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Market Performance and Implied Proposal | "Then" vs. "Now"

		5/3/23 ("Then")	7/13/23 ("Now")	*Change (%)*
	DINO Unit Price	$41.91	$47.02	*+12.2%*
	HEP Unit Price	$15.92	$19.07	*+19.8%*
	Spot Exchange Ratio	0.3799x	0.4056x	*+6.8%*
	Prem. / Disc. of Proposal to Spot XR	*(2.2%)*	*(8.4%)*	
	Prem. / Disc. of Proposal to Unaff. 30-d VWAP XR	*(0.1%)*		
	Implied Value at Proposal (0.3714x)	$15.57	$17.46	*+12.2%*
	Prem. / Disc. vs. HEP Price	*(2.2%)*	*(8.4%)*	
	Prem. / Disc. vs. Unaff. HEP price	*(2.2%)*	*+9.7%*	
Peer Trading Perf.	HEP Peers | LT&S			*+15.9%*
Peer Trading Perf.	HEP Peers | Small Cap.			*(2.1%)*
Peer Trading Perf.	DINO Peers | Large Cap.			*+7.9%*
Peer Trading Perf.	DINO Peers | SMID Cap.			*+17.2%*

Note: Market data as of July 13, 2023. LT&S Peers include: DKL, NS, PAA. Small Cap. MLP peers include CAPL, GEL, GLP. Large Cap. Refining peers include MPC, PSX, VLO. SMID Cap. Refining peers include CVI, DK, PARR, PBF, VTNR.
Source: FactSet, public disclosure.

INTREPID | 1

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION HEP | Preliminary Valuation Analysis (1) Methodology Metric Reference Range Implied Unit Price ($) Unaffected 52-Week Trading Range Unaffected: $15.92 $15.66 $20.00 Trading Range Low (7/6/22) – High (6/6/22) (2) Implied Proposal: $17.46 (3) Unaffected Unit Price Target Range $18.00 $23.00 (Low – Median – High) $20.00 Wall Street Current: $19.07 Research (3) Post-Announcement Unit Price Target Range $17.00 $20.00 (Low – Median – High) $18.00 Discounted WACC: 10.25% – 8.50% PV of Unlevered FCF $20.86 $26.94 Cash Flow Term. Mult.: 7.25x – 8.75x Distribution Ke: 13.00% – 8.75% PV of LP DPU $13.54 $18.77 Discount Model Term. Yield: 9.00% – 7.00% Trading (4) Range of Metrics Various $15.48 $20.41 Comparables Precedent (4) Range of Metrics Various $18.11 $23.58 Transactions Precedent Unaffected Close: 10% – 25% $17.51 $19.90 Premiums Paid $15.92 $5 $10 $15 $20 $25 $30 $35 Note: Market data as of July 13, 2023. (1) Based on $1,477mm of net debt as of June 30, 2023E, per Management estimates. (2) Based on current DINO share price and 0.3714x exchange ratio. (3) Forward target price. 2 (4) Reflects average low and average high implied unit price. Source: Management projections, Wall Street research, Bloomberg, FactSet. For Reference Only

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION DINO | Preliminary Valuation Analysis Methodology Metric Reference Range Implied Share Price ($) Unaffected: $41.91 Unaffected 52-Week Trading Range Trading Range $41.63 $65.61 Low (5/2/22) – High (11/22/22) Current: $47.02 (1) Unaffected Share Price Target Range $50.00 $73.00 (Low – Median – High) $58.00 Wall Street Research (1) Post-Announcement Share Price Target Range $40.00 $62.00 (Low – Median – High) $57.00 Discounted Cash Flow $52.35 $64.18 (Management) WACC: 10.25% – 9.00% (2) PV of Unlevered FCF Term. Mult.: 4.5x – 5.5x Discounted Cash Flow $46.28 $57.08 (Sensitivity) Trading (3) Range of Metrics Various $41.56 $57.19 Comparables $0 $20 $40 $60 $80 Note: Market data as of July 13, 2023. (1) Forward target price. (2) Based on $1,700mm of net debt as of June 30, 2023E and NCI based on midpoint of HEP DCF analysis. 3 (3) Reflects average low and average high implied share price; based on $1,700mm of net debt as of June 30, 2023E and NCI based on HEP’s current unit price. Source: Management projections, Wall Street research, Bloomberg. For Reference Only

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Exchange Ratio Analysis Methodology Implied HEP Unit Price Implied DINO Share Price Implied Exchange Ratio HEP/DINO Proposal: 0.3714x Market Trading Unaffected 52-Week Low (11/15/22) – High (5/3/22) 0.2850x 0.4378x Exchange Ratio Current: 0.4056x Wall Street Research $18.00 – $23.00 $50.00 – $73.00 0.2466x 0.4600x 0.3448x (Unaffected) Wall Street $17.00 – $20.00 $40.00 – $62.00 Research (Post- 0.2742x 0.5000x 0.3158x Announcement) Trading $15.48 – $20.41 $41.56 – $57.19 0.2707x 0.4911x Comparables Discounted Cash $52.35 – $64.18 Flow 0.3249x 0.5146x (Management) $20.86 – $26.94 Discounted Cash Flow $46.28 – $57.08 0.3654x 0.5821x (Sensitivity) Precedent (1) $18.11 – $23.58 $41.56 – $57.19 0.3167x 0.5674x Transactions Precedent Unaffected Exchange Ratio (0.3799x): 0.4178x 0.4748x 10% – 25% Premium Premiums Paid 0.0000x 0.2000x 0.4000x 0.6000x 0.8000x Note: Market data as of July 13, 2023. 4 (1) DINO share price range based on comparable company trading range. Source: Management guidance, FactSet, Bloomberg. For Reference Only

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Exchange Ratio Analysis | HEP / DINO The spot exchange ratio has traded up 9% vs. the Proposal Exchange Ratio Analysis | Unaffected 1-Year to Current Proposal vs. Unaffected Date Exchange Ratio Ref. Period 0.525x (5/3/2023) Current (07/13/23) 0.4056x (8.4%) VWAP Since Proposal 0.4118x (9.8%) Unaffected Close (05/03/2023) 0.3799x (2.2%) Unaffected 30-Day VWAP 0.3719x (0.1%) Unaffected 90-Day VWAP 0.3648x 1.8% Unaffected 180-Day VWAP 0.3419x 8.6% 0.475x Benefits HEP Unaffected 1-Year VWAP 0.3475x 6.9% Unaffected 2-Year VWAP 0.4345x (14.5%) 0.4345x 0.425x 0.4056x 0.3799x 0.3719x 0.375x 0.3714x 0.3648x 0.3475x 0.3419x 0.325x Benefits DINO 0.275x May-22 Sep-22 Feb-23 Jul-23 HEP/DINO Unaffected 30-Day VWAP Unaffected 90-Day VWAP Unaffected 180-Day VWAP Unaffected 1-Year VWAP Unaffected 2-Year VWAP Unaffected Close (5/3/23) Proposal 5 Note: Market data as of July 13, 2023. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Consideration Mix Scenario Analysis Implied Purchase Price (@ Current DINO - $47.02) Equity 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x $0.00 $5.50 $6.00 $6.50 $7.00 $7.50 $8.00 Cash Value $17.46 $22.96 $23.46 $23.96 $24.46 $24.96 $25.46 Precedents - All Precedents - Since 1/1/22 % Cash Consideration 0% 24% 26% 27% 29% 30% 31% Low Median High Low Median High Prem./(Disc.) to Unaff. Close ($15.92) 10% 44% 47% 51% 54% 57% 60% (9%) 11% 56% 17% 23% 34% Prem./(Disc.) to Unaff. 30-d VWAP ($17.10) 2% 34% 37% 40% 43% 46% 49% 0% 10% 47% 9% 25% 47% Median Prem./(Disc.) to Current ($19.07) (8%) 20% 23% 26% 28% 31% 34% DKL NS PAA LT&S Small Cap. Implied TEV/'23E EBITDA 8.1x 9.6x 9.7x 9.9x 10.0x 10.1x 10.3x 10.4x 8.4x 8.0x 8.4x 7.1x Implied '23E DCF Yield 15.0% 11.4% 11.2% 10.9% 10.7% 10.5% 10.3% 13.0% 18.6% 16.1% 16.1% 16.0% Implied '23E DPU Yield 8.0% 6.1% 6.0% 5.8% 5.7% 5.6% 5.5% 7.9% 9.1% 7.3% 7.9% 8.4% Precedents - 100% Equity Low Median High Implied All-in XR (@ Current DINO) 0.3714x 0.4884x 0.4990x 0.5096x 0.5203x 0.5309x 0.5415x Prem./(Disc.) to Unaff. Close (0.3799x) (2%) 29% 31% 34% 37% 40% 43% (1%) 10% 34% Prem./(Disc.) to Unaff. 30-d VWAP (0.3719x) (0%) 31% 34% 37% 40% 43% 46% 0% 8% 22% Prem./(Disc.) to Current (0.4056x) (8%) 20% 23% 26% 28% 31% 34% Implied Purchase Price (@ DINO DCF Midpoint - $58.11) Equity 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x $0.00 $5.50 $6.00 $6.50 $7.00 $7.50 $8.00 Cash Value $21.58 $27.08 $27.58 $28.08 $28.58 $29.08 $29.58 Uplift/(Dec.) vs. HEP Has @ DCF Midpoint ($23.79) (9%) 14% 16% 18% 20% 22% 24% Implied Purchase Price (@ DINO Sensitivity DCF Midpoint - $51.53) Equity 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x $0.00 $5.50 $6.00 $6.50 $7.00 $7.50 $8.00 Cash Value $19.14 $24.64 $25.14 $25.64 $26.14 $26.64 $27.14 Uplift/(Dec.) vs. HEP Has @ DCF Midpoint ($23.79) (20%) 4% 6% 8% 10% 12% 14% 6 Note: Market data as of July 13, 2023. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Implied Premium to HEP Valuation at Various Exchange Ratios and Consideration Mixes Discounted Cash Flow Analysis – Management Discounted Cash Flow Analysis – Sensitivity Low $52.35 $46.28 DINO Midpoint $58.11 $51.53 Standalone High $64.18 $57.08 All Equity Equity + Cash All Equity Equity + Cash Consideration 0.3714x 0.4500x 0.4750x 0.5000x 0.5250x 0.5500x 0.3714x 0.3714x 0.4500x 0.4750x 0.5000x 0.5250x 0.5500x 0.3714x Equity XR Mix $-- $6.00 $7.00 $8.00 $-- $6.00 $7.00 $8.00 Cash Consid. Low $19.44 $23.56 $24.87 $26.18 $27.49 $28.79 $25.44 $26.44 $27.44 $17.19 $20.83 $21.98 $23.14 $24.30 $25.45 $23.19 $24.19 $25.19 Implied HEP Unit Price Midpoint 21.58 26.15 27.60 29.05 30.51 31.96 27.58 28.58 29.58 19.14 23.19 24.48 25.77 27.06 28.34 25.14 26.14 27.14 (“Gets”) High 23.84 28.88 30.49 32.09 33.70 35.30 29.84 30.84 31.84 21.20 25.69 27.11 28.54 29.97 31.39 27.20 28.20 29.20 Low $20.86 $20.86 Standalone HEP Midpoint 23.79 23.79 Unit Price (“Has”) 26.94 26.94 High Low (6.8%) 13.0% 19.2% 25.5% 31.8% 38.1% 22.0% 26.8% 31.6% (17.6%) (0.1%) 5.4% 11.0% 16.5% 22.1% 11.2% 16.0% 20.8% Implied Premium Midpoint (9.3%) 9.9% 16.0% 22.1% 28.2% 34.4% 15.9% 20.2% 24.4% (19.5%) (2.5%) 2.9% 8.3% 13.7% 19.2% 5.7% 9.9% 14.1% (“Gets” vs. “Has”) High (11.5%) 7.2% 13.2% 19.1% 25.1% 31.0% 10.8% 14.5% 18.2% (21.3%) (4.6%) 0.6% 5.9% 11.2% 16.5% 1.0% 4.7% 8.4% 7 Note: Market data as of July 13, 2023. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Implied Premiums and Valuation Metrics at Various Exchange Ratios HEP Consolidated DINO Proposal Proposal Precedents ($mm, unless per unit data) (Unaffected) (Current) Current Current (1) 0.3714x 0.3714x 0.4056x 0.4500x 0.4750x 0.5000x 0.5250x 0.5500x Median HEP/DINO Exchange Ratio $47.02 Implied HEP Unit Price (@ Current DINO) $15.57 $17.46 $19.07 $21.16 $22.33 $23.51 $24.69 $25.86 Metric Implied Prem./(Disc.) to Current (as of 7/13/23) 0.4056x (8%) (8%) -- 11% 17% 23% 29% 36% Initial Proposal 0.3714x -- -- 9% 21% 28% 35% 41% 48% VWAP Since Proposal 0.4118x (10%) (10%) (2%) 9% 15% 21% 27% 34% Unaffected Close (as of 5/3/23) 0.3799x (2%) (2%) 7% 18% 25% 32% 38% 45% 10% Unaffected 10-Day VWAP 0.3872x (4%) (4%) 5% 16% 23% 29% 36% 42% 9% Unaffected 20-Day VWAP 0.3804x (2%) (2%) 7% 18% 25% 31% 38% 45% 7% Unaffected Unaffected 30-Day VWAP 0.3719x (0%) (0%) 9% 21% 28% 34% 41% 48% 8% Metrics Unaffected 60-Day VWAP 0.3677x 1% 1% 10% 22% 29% 36% 43% 50% 7% Unaffected 90-Day VWAP 0.3648x 2% 2% 11% 23% 30% 37% 44% 51% 9% Unaffected 52-week High (05/03/22) 0.4378x (15%) (15%) (7%) 3% 8% 14% 20% 26% (11%) Unaffected 52-week Low (11/15/22) 0.2850x 30% 30% 42% 58% 67% 75% 84% 93% 27% Units Unit Ownership DINO 59.6 $928 $1,041 $1,137 $1,262 $1,332 $1,402 $1,472 $1,542 (2) Unaffiliated Public 67.0 $1,042 $1,170 $1,277 $1,417 $1,496 $1,574 $1,653 $1,732 (3) (x) Total Units/Shares Outstanding 126.6 193.9 Total Equity Value $1,971 $2,211 $2,414 $2,679 $2,828 $2,976 $3,125 $3,274 $9,119 (+) Debt 1,492 3,200 (4) (+) Non-Controlling Interests -- 1,277 (-) Cash (15) (1,500) Total Enterprise Value $3,448 $3,688 $3,891 $4,156 $4,305 $4,453 $4,602 $4,751 $12,096 LT&S / Small (5) Metric Cap. MLP Metric TEV/'23E EBITDA $458 7.5x 8.1x 8.5x 9.1x 9.4x 9.7x 10.1x 10.4x 8.4x / 7.1x $3,191 3.8x TEV/'24E EBITDA 477 7.2x 7.7x 8.2x 8.7x 9.0x 9.3x 9.6x 10.0x 8.3x / 6.9x 2,842 4.3x 2023E DCF Yield $332 16.8% 15.0% 13.7% 12.4% 11.7% 11.1% 10.6% 10.1% 16.1% / 16.0% 2024E DCF Yield 349 17.7% 15.8% 14.5% 13.0% 12.3% 11.7% 11.2% 10.7% 17.9% / 16.8% (7) (6) (8) 2023E FCF Yield $322 16.3% 14.5% 13.3% 12.0% 11.4% 10.8% 10.3% 9.8% 11.3% / 10.3% $2,171 5.6x (7) (6) (8) 2024E FCF Yield 349 17.7% 15.8% 14.5% 13.0% 12.3% 11.7% 11.2% 10.7% 13.9% / 12.9% 1,896 6.4x LQA Dist. / Div. Yield $1.40 9.0% 8.0% 7.3% 6.6% 6.3% 6.0% 5.7% 5.4% 7.8% / 8.0% $1.80 3.8% Debt/LTM EBITDA $434 3.4x 4.4x / 4.4x $4,119 0.8x Note: Market data as of July 13, 2023. Balance sheet data as of June 30, 2023E. For illustrative purposes, NCI reflects the current market value of HEP units not held by DINO. capitalization excludes finance leases. (5) LT&S peers include: DKL, NS, PAA. Small Cap. peers include CAPL, GEL, GLP. (1) Precedents include all equity parent-MLP buy-in transactions. (6) Reflects DCF less growth capex. (2) Includes 116,154 phantom units and 43,365 performance units. (7) Reflects unlevered free cash flow (“UFCF”) and calculated as EBITDA less capex. 8 (3) Reflects fully diluted units and shares. (8) Reflects TEV / UFCF. (4) HEP cash flow metrics are shown net to HEP and therefore NCI is excluded from TEV. DINO Source: Company disclosure, Wall Street research, FactSet.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative HEP Unit Price Based on Peer Performance Unaffected Select Peer and Index Performance Implied Market Unit Price Through 7/13/23 Adj. HEP Market-adjusted HEP Unit Price at Illustrative Premiums (5/3/23) Benchmark Trading Perf. Unit Price 10% 15% 20% 25% 30% AMNA Index +5.3% $16.76 $18.44 $19.28 $20.12 $20.95 $21.79 Prem. to Unaffected HEP Unit Price 15.8% 21.1% 26.4% 31.6% 36.9% Average of LT&S $15.92 +15.9% $18.45 $20.29 $21.21 $22.14 $23.06 $23.98 (1) Peers Prem. to Unaffected HEP Unit Price 27.5% 33.3% 39.1% 44.8% 50.6% Average of Small (2.1%) $15.58 $17.14 $17.91 $18.69 $19.47 $20.25 (2) Cap MLP Peers Prem. to Unaffected HEP Unit Price 7.6% 12.5% 17.4% 22.3% 27.2% Note: Market data as of July 13, 2023. (1) Includes DKL, NS and PAA. 9 (2) Includes CAPL, GEL and GLP. Source: FactSet.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Disclaimer These materials have been prepared by Intrepid Partners, LLC (“Intrepid”) for the Conflicts Committee (the “Committee”) of the Board of Directors of Holly Logistic Services, L.L.C. (the “General Partner”), the ultimate general partner of Holly Energy Partners, L.P. (“HEP”), to whom such materials are directly addressed and delivered. These materials are confidential and may not be used or relied upon by any other person or for any purpose other than as specifically contemplated by a written agreement with Intrepid. These materials have been developed by and are proprietary to Intrepid and were prepared exclusively for the benefit and internal use of the Committee in connection with evaluating the Proposed Transaction with HEP and HF Sinclair Corporation (“DINO”). These materials are based upon information provided by or on behalf of the management of DINO and the General Partner, from public sources, or otherwise reviewed by Intrepid. Intrepid has relied upon and assumes no responsibility for independent investigation or verification of such information and has relied upon such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future performance prepared by or reviewed with management of DINO or the General Partner and/or other potential transaction participants or obtained from public sources, Intrepid has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of DINO, and the General Partner or such other potential transaction participants (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Actual results may differ materially from such estimates and forecasts. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information, and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past, the present or the future. The materials and related commentary are not intended to provide the only basis for evaluating, and should not be considered a recommendation with respect to, the consideration paid, the proposed transaction or any transaction or other matter. These materials are also subject to the qualifications and limitations described in any accompanying written opinion letter. These materials were compiled on a confidential basis solely for use by the Committee and may not be relied on by any other party (including stakeholders in either entity), even if such parties are provided a copy of these materials. These materials were prepared without a view to public disclosure or filing thereof under state or federal laws, and may not be redistributed, reproduced, distributed, passed to others, transmitted, quoted or referred to, in whole or in part, without the prior written permission of Intrepid in accordance with the terms of our engagement letter with the Committee. These materials speak only as of the date on the cover and Intrepid assumes no obligation to update these materials or inform any recipient of changed circumstances, events or information. These materials were prepared for a specific use by specific persons and were not prepared to conform with any disclosure standards under securities laws or otherwise. In the ordinary course of its business, each of Intrepid and its affiliates may actively trade or hold the securities of DINO, HEP or other parties involved in a proposed transaction for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Intrepid will receive a fee in connection with delivery of an opinion relating to the proposed transaction. These materials do not constitute, nor do they form part of, an offer or solicitation to sell or purchase any securities or instruments and are not a commitment by Intrepid or any of its affiliates to provide, arrange or underwrite any financing for any transaction or to purchase any security in connection therewith. These materials may not reflect information known to other professionals in other business areas of Intrepid and its affiliates. Intrepid and its affiliates do not provide legal, regulatory, accounting, bankruptcy, securities or tax advice. Any statements contained herein as to tax matters were neither written nor intended by Intrepid or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, regulatory accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the evaluation and impact of any transactions or matters described herein.